UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): June 30, 2011

QKL STORES INC.
(Exact name of registrant as specified in charter)

Delaware	033-10893	75-2180652
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4 Nanreyuan Street
Dongfeng Road
Sartu District
163300 Daqing, PRC
(Address Of Principal Executive Offices) (Zip Code)

(011) 86-459-460-7825
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 29, 2011, Mr. Alan Stewart submitted a letter to QKL Stores Inc. (the “Company”) to resign from his position as director of the Company, effective June 30, 2011.  A copy of the resignation letter is furnished as Exhibit 99.1 hereto.  There were no disagreements between Mr. Stewart and the Company on any matters relating to the Company’s operations, practices or policies that resulted in his resignation.

On June 29, 2011, the board of directors of the Company (the “Board”), appointed Ms. Xishuang Fan, the Chief Operating Officer of the Company, to serve as a director of the Board, effective June 30, 2011.  The appointment of Ms. Fan was unanimously approved by the Board.  Ms. Fan will not receive any compensation for serving as a director of the Company.

On June 17, 2011, the Company, through Daqing Qingkelong Chain Commerce & Trade Co., Ltd. (the “QKL Chain”), a company that the Company controls through a series of contractual arrangements, entered into an employment contract (the “Contract”) with Ms. Fan to serve as Chief Operating Officer of the Company.

The term of the Contract is for five years and will expire on June 16, 2016. Pursuant to the Contract, Ms. Fan will receive a fixed annual salary of RMB 350,000.  At the discretion of the management, she may receive variable bonuses subject to her performance. The Contract may be terminated at any time by either party by giving three months’ notice in writing, or by paying the relevant three-month salary in lieu of the notice. Extension of the Contract is subject to mutual agreement by both parties.

A copy of the Contract was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 22, 2011 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits.

Exhibit Number	Description

10.1	Employment Contract between Xishuang Fan and QKL Chain(1)

99.1	Resignation letter dated June 29, 2011.

(1)  Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QKL STORES INC.

By:	/s/ Zhuangyi Wang
Name: Zhuangyi Wang
Title: Chief Executive Officer

Dated: July 5, 2011